UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2011
Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
We held our annual meeting of shareholders on May 9, 2011. At the meeting, our shareholders elected directors, ratified the selection of our independent registered public accounting firm, voted on an advisory basis to approve the compensation of our named executive officers and voted on an advisory basis on how frequently shareholders will vote on the compensation of our named executive officers.
The following individuals were elected as our directors to serve until our next annual meeting by the votes set forth below:

Director	Votes For	Votes Withheld	Broker Non-Votes
Richard B. Handler	120,848,482	5,356,565	22,837,446
Brian P. Friedman	121,770,010	4,435,037	22,837,446
W. Patrick Campbell	120,708,323	5,496,724	22,837,446
Ian Cumming	113,755,577	12,449,470	22,837,446
Richard G. Dooley	120,827,625	5,377,422	22,837,446
Robert E. Joyal	111,851,445	14,353,602	22,837,446
Michael T. O’Kane	123,386,012	2,819,035	22,837,446
Joseph Steinberg	113,878,447	12,326,600	22,837,446
The ratification of Deloitte & Touche LLP as our independent registered public accounting firm was approved by the votes set forth below:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
148,317,399	667,614	57,430	50
The advisory vote on executive compensation resulted in the following:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
109,164,704	16,048,228	992,114	22,837,447
The advisory vote on the frequency of the vote on executive compensation resulted in the following:

Every 3 Years	Every 2 Years	Every Year	Abstain	Broker Non-Votes
92,877,699	533,172	31,783,876	1,010,349	22,837,397

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.
Date: May 9, 2011	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary